Exhibit 10.10

AMENDED AND RESTATED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (together with the exhibits hereto, as may be amended or restated from time to time, this “Agreement”) dated as of February 1, 2018 (the “Restatement Date”), is entered into between INCEPTUS MEDICAL, LLC, a Delaware limited liability company (“Inceptus”), with a place of business at 8 Argonaut, Suite 100, Aliso Viejo, California 92656, and INARI MEDICAL, INC., a Delaware corporation (“Inari”), with a place of business at 9272 Jeronimo Road, Suite 124, Irvine, California 92618.

WHEREAS, the parties entered into the Technology Agreement (the “Original Technology Agreement”) effective September 15, 2011;

WHEREAS, the parties entered into the Services Agreement (the “Original Services Agreement”) effective December 5, 2014 (the “Effective Date”); and

WHEREAS, the parties now desire to amend the Original Technology Agreement and the Original Services Agreement in certain respects, and for convenience to restate the Original Technology Agreement and the Original Services Agreement, on the terms and conditions set forth in this Agreement and the Technology Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and restate the Original Services Agreement, and otherwise agree, as follows effective as of the Effective Date:

1. Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below, and grammatical variations of such terms shall have corresponding meanings.

1.1 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. Notwithstanding the foregoing, for purposes of this Agreement, (a) neither Inceptus nor Inari shall be Affiliates of the other or the other’s Affiliates, and (b) any portfolio company of Inceptus shall not be an Affiliate of Inceptus or Inari.

1.2 “Change of Control” shall mean (a) a transaction or series of related transactions that result in the sale, transfer or other disposition to a Third Party of all or substantially all of Inari’s assets; (b) a merger or consolidation with a Third Party in which Inari is not the surviving corporation or in which, if Inari is the surviving corporation, the stockholders of Inari immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess a majority of the voting power of all of Inari’s outstanding stock and other securities and the power to elect a majority of the members of Inari’s board of directors; or (c) a transaction or series of related transactions with a Third Party if the stockholders of Inari immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own stock or other securities of the entity that possess a majority of the voting power of all of Inari’s outstanding stock and other securities and the power to elect a majority of the members of Inari’s board of directors.

1.3 “Confidential Information” shall mean all information and data that (a) is provided by one party to the other party under this Agreement, and (b) if disclosed in writing or other tangible medium is marked or identified as confidential at the time of disclosure to the recipient, is acknowledged at the time of disclosure to be confidential, or otherwise should reasonably be deemed to be confidential. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such information and data which, and only to the extent, the recipient can establish by written documentation (i) is known to the recipient prior to receipt thereof from the disclosing party, (ii) is disclosed to the recipient free of confidentiality obligations by a third person who has the right to make such disclosure, (iii) is or becomes part of the public domain through no fault of the recipient, or (iv) is independently developed by persons on behalf of the recipient without access to or use of the information disclosed by the disclosing party.

1.4 “Public Offering” shall mean the first sale of common stock of Inari to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

1.5 “Services” shall mean the services described in a Work Plan.

1.6 “Technology Agreement” shall mean that certain Amended and Restated Technology Agreement dated as of the Restatement Date entered into between the parties (as amended or restated from time to time). All terms used, but not defined herein, shall have the respective meanings set forth in the Technology Agreement.

1.7 “Third Party” shall mean any Person other than Inceptus, Inari or their respective Affiliates.

1.8 “Work Plan” shall mean a written work plan in the form of Exhibit A that (a) specifically references this Agreement, (b) sets forth a description of the research and development services to be performed by Inceptus for Inari, and the payment obligations in consideration for such services, and (c) is duly executed and delivered by both parties (as amended or restated from time to time by mutual written agreement of the parties).

2. Representations and Warranties.

2.1 By Each Party. Each party represents and warrants to the other party as follows:

2.1.1 Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.1.2 Such party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

2.1.3 All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

2.1.4 The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

2.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 2, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES OR ANY OTHER MATTER, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WORKMANSHIP OR NONINFRINGEMENT.

3. Services.

3.1 From time to time, the parties may agree to one or more Work Plans. Each such Work Plan shall be incorporated herein by this reference. The parties acknowledge and agree that the Work Plan attached as Exhibit B constitutes a Work Plan under this Agreement.

3.2 Subject to the terms and conditions of this Agreement, Inceptus shall provide the Services to Inari in accordance with the applicable Work Plan. Inceptus shall have the right to utilize subcontractors to perform all or a portion of the Services. Inceptus shall not have any obligation to perform any services that are not set forth in a Work Plan.

4. Financial Terms. In consideration for the performance of the Services, Inari shall (a) pay to Inceptus all amounts and fees as set forth in the Work Plan(s), (b) unless otherwise set forth in the applicable Work Plan, reimburse all reasonable expenses incurred by Inceptus in the performance of Services, and (c) pay all taxes, including any interest and penalties from any related deficiency, in connection with the applicable Work Plan (except taxes based on or measured by Inceptus’ net income). Unless otherwise set forth in the applicable Work Plan, Inari shall pay to Inceptus all such amounts in United States Dollars within thirty (30) days after the date of the applicable invoice submitted by Inceptus.

5. Intellectual Property Rights. Ownership and control of any Technology or Intellectual Property Rights conceived, created, generated, made, derived, developed or reduced to practice through performance of the Services shall be determined in accordance with the Technology Agreement.

6. Limitation of Liability.

6.1 WITHOUT LIMITING THE RIGHTS OR REMEDIES OF THE PARTIES PURSUANT TO SECTION 7, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

6.2 IN NO EVENT SHALL INCEPTUS’ AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SERVICES, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED THE AGGREGATE AMOUNTS PAID TO INCEPTUS PURSUANT TO THE APPLICABLE WORK PLAN IN THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE FIRST CLAIM UNDER THIS AGREEMENT.

7. Confidentiality.

7.1 Confidential Information. During the Term and for a period of five (5) years following the expiration or earlier termination hereof, except as otherwise provided in this Section 7, each party shall maintain in confidence the Confidential Information of the other party except as expressly permitted herein, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees and contractors, to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement. To the extent that disclosure by a party is authorized by this Agreement, prior to disclosure, such party shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.

7.2 Terms of this Agreement. Neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, and (b) to a Third Party in connection with (i) an equity investment in such party, (ii) a merger, consolidation or similar transaction by such party, (iii) a permitted sublicense under the Technology Agreement, or (iv) the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, Change of Control or similar transaction of such party.

7.3 Permitted Disclosures. The confidentiality obligations contained in this Section 7 shall not apply to the extent that a party is required (a) in the reasonable opinion of such party’s legal counsel, to disclose information by applicable law, regulation, rule (including rule of a stock exchange or automated quotation system), order of a governmental agency or a court of competent jurisdiction or legal process, including tax authorities, or (b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that, to the extent practicable, such party shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment.

7.4 Injunctive Relief. Each party acknowledges that it will be impossible to measure in money the damage to the other party if such party fails to comply with the obligations imposed by this Section 7, and that, in the event of any such failure, the other party may not have an adequate remedy at law or in damages. Accordingly, each party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure and shall not oppose the granting of such relief on the basis that the disclosing party has an adequate remedy at law. Each party agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party seeking or obtaining such equitable relief.

8. Term and Termination.

8.1 Term. The term (the “Term”) of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Section 8.2 or extended by mutual written agreement by the parties, shall terminate upon the first (1st) anniversary of the Restatement Date.

8.2 Termination.

8.2.1 This Agreement automatically shall terminate upon termination of all Work Plans.

8.2.2 If a party has materially breached this Agreement, and such material breach shall continue for thirty (30) days after written notice of such breach was provided by the nonbreaching party to the breaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty (30) day period.

8.2.3 Upon a Change of Control or a Public Offering of Inari, Inceptus shall have the right to terminate this Agreement immediately upon written notice of termination to Inari.

8.3 Effect of Termination.

8.3.1 Promptly following termination of this Agreement, Inari shall pay to Inceptus all amounts owing for all Services rendered and expenses incurred as of the date of the termination and shall reimburse Inceptus for all unrecovered costs and expenses incurred by Inceptus in anticipation of providing the Services during the Term.

8.3.2 The provisions of Sections 2.2, 5, 6, 7, 8.3 and 9 shall survive any termination of this Agreement.

9. Miscellaneous.

9.1 Relationship of Parties. The relationship between Inceptus and Inari, with respect to this Agreement, is only that of independent contractors notwithstanding any activities set forth in this Agreement. Neither party is the agent or legal representative of the other party, and neither party has the right or authority to bind the other party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

9.2 Governing Law and Resolution of Disputes.

9.2.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its conflict of laws principles.

9.2.2 Any and all disputes or claims arising from or out of this Agreement shall be litigated exclusively before a court of the State of California in Orange County, California or, if subject matter jurisdiction exists, the United States District Court for the Central District of California. Each party hereby irrevocably and unconditionally consents to the exclusive personal jurisdiction and service of, and venue of, any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim that any action, lawsuit or proceeding brought in any such court has been brought in an inconvenient forum. Any judgment issued by such a court may be enforced in any court having jurisdiction.

9.3 Assignment. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) to any Affiliate, or (b) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, Change of Control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 9.3 shall be void.

9.4 Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

9.5 Waiver. The failure of any party to enforce any of its rights hereunder or at law shall not be deemed a waiver of any of its rights or remedies against another party, unless such waiver is in writing and signed by the party to be charged. No such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party. All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each party at law, equity or otherwise.

9.6 Severability. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

9.7 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by a party to the other party shall be in writing, delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Inceptus:	Inceptus Medical, LLC 8 Argonaut, Suite 100 Aliso Viejo, California 92656 Attention: Chief Executive Officer

If to Inari:	Inari Medical, Inc. 9272 Jeronimo Road, Suite 124 Irvine, California 92618 Attention: Chief Executive Officer

9.8 Further Assurances. The parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

9.9 Entire Agreement. Except for the Technology Agreement, this Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements regarding the subject matter hereof, whether oral or written. This Agreement shall be modified or amended only by a writing specifically referring to this Agreement signed by both Inceptus and Inari.

9.10 Force Majeure. Neither party shall be liable for delays in its performance caused by events beyond its reasonable control, such as fires, floods, epidemics, computer virus, earthquakes, riots, acts of terror, acts of God, storms, labor shortages or strikes, acts of civil or military authority or similar occurrences, provided the affected party gives the other party written notice of such event within three (3) business days of its occurrence. Such notice shall state the estimated duration of such event and the cause thereof and the affected party shall use commercially reasonable efforts to work around such event.

9.11 Headings and Construction. No rule of construction shall be applied to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of this Agreement. The Article and Section headings in this Agreement are for convenient reference only and shall be given no substantive or interpretive effect. With respect to all terms used in this Agreement, words used in the singular include the plural and words used in the plural include the singular. The word ‘including’ means including without limitation, and the words ‘herein,’ ‘hereby,’ ‘hereto’ and ‘hereunder’ refer to this Agreement as a whole. Unless the context otherwise requires, references found in this Agreement: (i) to Articles and Sections mean the Articles and Sections of this Agreement, as amended, supplemented and modified from time to time; (ii) to an agreement, instrument or other document means such agreement; (iii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time, to the extent provided by the provisions thereof and by this Agreement; and (iv) to a statute or a regulation mean such statute or regulation as amended from time to time.

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IN WITNESS WHEREOF, each party has caused a duly authorized representative to execute this Agreement as of the Restatement Date,

INCEPTUS MEDICAL, LLC

By:	/s/ Robert Rosenbluth
Name:	Robert Rosenbluth
Title:	President

INARI MEDICAL, INC.

By:	/s/ William Hoffman
Name:	William Hoffman
Title:	CEO

Exhibit A

FORM OF WORK PLAN

Work Plan #

This Work Plan is entered into pursuant to the Amended and Restated Services Agreement dated as of                 , 2018, between INCEPTUS MEDICAL, LLC, a Delaware limited liability company (“Inceptus”), and INARI MEDICAL, INC., a Delaware corporation (“Inari”), (the “Services Agreement”), and is effective as of                 , 2018 (the “Work Plan Effective Date”). Capitalized terms used in this Work Plan and not otherwise defined shall have the meanings set forth in the Services Agreement. The parties hereby agree as follows:

1. Work Plan. This document constitutes a Work Plan as defined in the Services Agreement, and the Services to be provided hereunder are subject to the terms and conditions of the Services Agreement.

2. Scope of Work. The specific Services contemplated by the Work Plan are as follows:

(a)	Description of services

(b)	Description of services

(c)	Description of services

3. Payments. In consideration for the performance of the Services, Inari shall pay to Inceptus as follows:

4. Term. The term of this Work Plan shall commence on the Work Plan Effective Date and shall continue until the Services set forth in Section 2 are complete, or this Work Plan or the Services Agreement is earlier terminated.

5. Amendments. No modification, amendment or waiver of this Work Plan shall be effective unless in writing and signed by a duly authorized representative of each party.

Accepted and Agreed:

INCEPTUS MEDICAL, LLC	INARI MEDICAL, INC

By:	By:
Name:	Name:
Title:	Title:

A-1

Exhibit B

Work Plan # 01

This Work Plan is entered into pursuant to the Amended and Restated Services Agreement dated as of February 1, 2018, between INCEPTUS MEDICAL, LLC, a Delaware limited liability company (“Inceptus”), and INARI MEDICAL, INC., a Delaware corporation (“Inari”), (the “Services Agreement”), and is effective as of February 1, 2018 (the “Work Plan Effective Date”). Capitalized terms used in this Work Plan and not otherwise defined shall have the meanings set forth in the Services Agreement. The parties hereby agree as follows:

6. Work Plan. This document constitutes a Work Plan as defined in the Services Agreement, and the Services to be provided hereunder are subject to the terms and conditions of the Services Agreement.

7. Scope of Work. The specific Services contemplated by the Work Plan are as follows:

(a)	Product development in the Inari Field as defined in the Technology Agreement

(b)	Development of manufacturing processes and equipment including braiding

(c)	Patent and trademark preparation and prosecution

(d)	Strategic planning and input

(e)	Board of Directors participation

(f)	Financing, strategic partner discussions and associated due diligence

(g)	Other miscellaneous business matters

8. Payments. In consideration for the performance of the Services, Inari shall pay to Inceptus as follows:

Costs incurred by Inceptus plus 10%

9. Term. The term of this Work Plan shall commence on the Work Plan Effective Date and shall continue until the Services set forth in Section 2 are complete, or this Work Plan or the Services Agreement is earlier terminated.

10. Amendments. No modification, amendment or waiver of this Work Plan shall be effective unless in writing and signed by a duly authorized representative of each party.

B-1

Accepted and Agreed:

INCEPTUS MEDICAL, LLC	INARI MEDICAL, INC

By:	/s/ Robert Rosenbluth	By:	/s/ William Hoffman
Name:	Robert Rosenbluth	Name:	William Hoffman
Title:	President	Title:	CEO

B-2